UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Curis, Inc. (the “Company”) held on June 1, 2011, the Company’s shareholders voted on the following proposals:

1. The following nominees were elected to the Company’s Board of Directors as Class III directors for terms expiring at the 2014 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Susan B. Bayh	31,552,165	3,863,517	31,088,024
Martyn D. Greenacre	34,839,105	576,577	31,088,024
Kenneth I. Kaitin	34,792,280	623,402	31,088,024

2. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For:	65,777,046
Against:	476,697
Abstain:	249,963

3. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	34,542,427
Against:	767,996
Abstain:	105,259
Broker Non-Votes:	31,088,024

4. The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every three years.

Every 1 Year:	11,959,781
Every 2 Years:	130,911
Every 3 Years:	23,211,338
Abstain:	113,652
Broker Non-Votes:	31,088,024

After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of a triennial advisory shareholder vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: June 3, 2011	By:	/s/ MICHAEL P. GRAY
Michael P. Gray Chief Operating Officer and Chief Financial Officer